UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 26, 2009, IDT Corporation (the “Registrant”) committed to a plan to effect a reduction in force (that is expected to result in cuts of 146 jobs (approximately 8.5% of the total workforce).  In connection with the reduction in force, the Registrant currently expects to incur costs of approximately $4.9 million and expects to take a charge of that amount in the second quarter of Fiscal 2009.  Cuts will be mainly in the telecom and capital divisions and at the corporate level, and will span across the Registrant’s geographic locations.  The reduction in force is expected to be completed by January 31, 2009.

Item 8.01 Other Events

On December 8, 2008, the Registrant disclosed that it had entered into an installment agreement with the IRS whereby the Registrant agreed to pay $55 million of the remaining $67 million owed to the IRS by mid-February 2009 and the remaining balance by mid-June 2009.  On January 27, 2009, the Registrant entered into a subsequent installment agreement whereby the total amount owed is still due by mid-June 2009, but the payments previously scheduled for mid-February 2009 have been spread out between February and June 2009 (the “Deferred Payments”).  Interest and penalties will continue to accrue on any unpaid amounts.   The Deferred Payments may be prepaid out of the proceeds of sales of certain assets of the Registrant.

This Current Report on Form 8-K, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: January 30, 2009